                                           Wachovia Asset Securitization Issuance, LLC
                                             Asset-Backed Notes, Series 2003-HE3
                                                      Statement to Securityholder                                                        Distribution Date: 01/25/05

                                               Original       Beginning                                          Unpaid                              Ending
                                Certificate   Certificate     Certificate                                        Principal      Total              Certificate
      Class            Cusip       Rate        Balance          Balance              Interest      Principal     Amount     Distribution            Balance

         A           92975TAA2  2.667500%    500,000,000.00  382,975,301.55          822,944.77   8,534,575.11     0.00     9,357,519.88         374,440,726.44

Factors per Thousand                                           765.95060310          1.64588954    17.06915022                18.71503976          748.88145288

  Certificate           n/a     0.000000%        0.00         5,052,776.63           560,230.22       0.00         0.00      560,230.22            5,052,776.63

     Totals                                 500,000,000.00  382,975,301.55         1,383,174.99  8,534,575.11     0.00      9,917,750.10       374,440,726.44

                                                                           - Page 1 -

                                                                                              Bond Interest Information

                                                       Type of                     Accrual                              Moody's            S&P              Fitch
     Class                 Cusip                     Certificate                    Period                  LIBOR    Original Rating* Original Rating* Original Rating*

        A              92975TAA2                 Senior/Variable                    29/360                2.41750%         Aaa             AAA               n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated November 12, 2003

                                                                                                       - Page 2 -

                                  Bond Interest Information

           Current           Current                   Current       Outstanding           Cumulative
Class    Interest Due    Interest Shortfall       Shortfall Paid   Shortfall to be Paid  Interest Shortfall

 A       822,944.77            0.00                     0.00              0.00                 0.00

                                             - Page 3 -

                       Collection Activity

Interest
Interest Collected                           1,587,653.23
(Additional Balance Interest)                    0.00
(Relief Act Shortfalls)                          0.00

Total Interest Collected                     1,587,653.23

Principal
Principal Collected                          18,156,297.30
Net Liquidation Proceeds                         0.00
Substitute Adjustment Amount                     0.00
Other Principal Collected                        0.00
(Additional Balance Increase)                    0.00
(Draw Amounts)                               (9,623,033.07)

Total Principal Collected                    8,533,264.23

Additional Funds
Interest Earnings from the Funding Account       0.00
Draws from the Policy                            0.00
Yield Maintenance Payment                        0.00

Total Additional Funds Collected                 0.00

Total Available Collections                 10,120,917.46

                              - Page 4 -

                  Collateral Information

Periodic Information
Beginning Collateral Balance               388,028,078.18
Ending Collateral Balance                  379,493,503.07
Current Liquidation Loss Amounts              1,310.88
Cumulative Liquidation Loss Amounts          39,823.51
Gross WAC                                     4.870%
Net WAC                                       4.659%
WAM                                             205
AGE                                              29
Gross CPR                                     43.733%
Net CPR                                       23.421%
Draw Rate                                     26.018%

Original Information
Collateral Balance                         500,007,015.50
Number of Loans                                9,940
Gross WAC                                     4.118%
WAM                                             234
LIBOR                                        1.12000%

Overcollateralization Information
Overcollateralization Target Amount         5,052,776.63
Beginning Overcollateralization Amount      5,052,776.63
Ending Overcollateralization Amount         5,052,776.63
Overcollateralization Increase                  0.00
Overcollateralization Decrease                  0.00

                             - Page 5 -

              Additional Account Activity

                    Funding Account

Beginning Balance                        0.00

Interest Earnings                        0.00

Deposits                                 0.00

Withdrawals                              0.00

Ending Balance                           0.00

                      Delinquency Information

Delinquent:                  #                  $          %

              30-59 Days     6             259,974.40    0.069%
              60-89 Days     0                0.00       0.000%
             90-119 Days     1             10,050.56     0.003%
             120-149 Days    0                0.00       0.000%
             150-179 Days    3             144,720.76    0.038%
              180+ Days      2             52,776.63     0.014%

                Total        12            467,522.35   0.123%

Foreclosure:                 #                  $          %

                             4             164,264.78    0.043%

REO:                         #                  $          %

                             0                0.00       0.000%

                              - Page 7 -

                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      161,678.37           3 Largest Mortgage Loan Balances                       2,439,272.21
Enhancer Premium                   41,488.99            Additional Balances created during the first
Indenture Trustee Expenses           0.00                Rapid Amortization Period                                     0.00
Paying Agent Expenses                0.00               Cumulative Liquidation Loss Amount %                        0.008%
                                                        Cumulative Subsequent Mortgage Loans                           0.00
Total Fees                         203,167.36           Deficiency Amount                                              0.00
                                                        Draws from Policy not yet Reimbursed                           0.00
                                                        Percentage Interest Class A                                   100%
                                                        Stepdown Cumulative Loss Test Met? (Yes / No)                   Yes
                Amortization Period                     Stepdown Date Active (Yes / No)                                  No
Revolving (Yes / No)                   No               Stepdown Delinquency Test Met? (Yes / No)                       Yes
Managed Amortization (Yes / No)       Yes
Rapid Amortization (Yes / No)          No

                                                         - Page 8 -